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                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 29, 2001 included in this Form 10-K into the Illinois Tool Works Inc.'s previously filed registration statements on Form S-8 (File No.'s 333-22035, 333-37068 and 333-75767), Form S-4 (File No.'s 333-02671,
333-25471 and 333-88801) and Form S-3 (File No.'s 33-5780 and 333-70691) and
Premark International, Inc. previously filed registration statements on Form S-3 (File No.'s 33-35137 and 333-62105).








ARTHUR ANDERSEN LLP

Chicago, Illinois
March 19, 2001